Separation and Release Agreement

This Separation and Release Agreement (“Agreement”) is entered into as of June 12, 2008 by and between Maurice J. Spagnoletti (“Executive”), Carolina First Bank (the “Company”) and The South Financial Group, Inc. (“TSFG”). The Company is a wholly-owned subsidiary of TSFG. Where the context permits, “TSFG” includes TSFG and its affiliated subsidiary entities, including the Company.

Recitals

On February 25, 2006, Executive and the Company entered into a Noncompetition, Severance and Employment Agreement (the “Employment Agreement”). Since the date of the Agreement, Executive has served as President of the Company. The employment relationship between the parties is being terminated in accordance with Section 5.1.4 of the Employment Agreement. The terms and conditions of Executive’s severance are as provided herein.

Agreement

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties agree as follows:

1.	Severance Payments and Other Compensatory Matters.

(a)         Executive shall be paid: (i) Five Hundred and Five Thousand Dollars ($505,000.00), payable in a lump sum, less applicable statutory deductions, six months after June 10, 2008 (the “Severance Date”), which the parties acknowledge is payable under Section 5.1.4 of the Employment Agreement; and (ii) Three Hundred and Fifty Two Thousand Five Hundred Dollars ($352,500.00), payable in a lump sum, less applicable statutory deductions, within thirty (30) days of the Effective Date of this Agreement (as defined in Section 4(h) below) which amount the parties acknowledge Executive is not entitled to receive but for this Agreement. The payments contained in Section 1(a)(i) and Section 1(a)(ii) of this Agreement are hereinafter collectively referred to as the Severance Payments. If Executive dies prior to payment of the Severance Payments, the Severance Payments shall be paid to the estate of Executive.

(b)           Unvested shares of TSFG common stock issued for the 2007 fiscal year as a bonus under the TSFG Management Performance Incentive Plan will be fully vested as of the Effective Date and shall be issued within thirty (30) days of the Effective Date.

(c)           Any unvested stock options shall cease to vest as of the Severance Date. Executive shall have until the earlier of one year from the Severance Date or the expiration of a stock option’s ten year term to exercise any vested options. All other equity grants which are unvested as of the Severance Date shall be forfeited.

(d)           The Company will purchase Executive’s home for $1,160,000 provided that Executive utilizes the services of a realtor or relocation company of the Company’s choice. Executive shall not be responsible for any real estate commissions or other costs or expenses related to the purchase of his home in Greenville by the Company.

(e)            The Company will pay up to $50,000 for Executive’s moving expenses to any destination in the continental United States (although except as provided in the last sentence of Section 1(d), such shall not include real estate commissions or other matters related to moving, but merely the moving expense). In order to comply with Section 409A of the Internal Revenue Code, in no event shall the payments by the Company under this Section 1(e) be made later than December 31, 2009, provided, that Executive shall have submitted an invoice for such expenses at least by December 15, 2009 (and this and all other reimbursements and in-kind benefits provided in this Agreement shall otherwise be made or provided in accordance with

Section 409A of the Code).Payments for Executive's moving expenses shall be made by the Company directly to the vendor.

(f)           All matters not specifically addressed herein which are governed by Company or TSFG compensation, healthcare, welfare benefit, or other plans shall be governed by the terms of such plans. Coverage under all such plans, unless specifically provided herein or therein, shall otherwise terminate as of the Severance Date. COBRA Premiums will be paid by the Company for six months from July 1, 2008 through December 31, 2008, which amount the parties acknowledge Executive is not entitled to receive but for this Agreement.

2.           Employment and the Employment Agreement. As of the Severance Date, Executive’s service as a director, officer, employee or otherwise to the Company and all its subsidiaries and affiliates shall terminate. The parties agree that the Employment Agreement shall be of no further force and effect, except that: (a) Sections 8, 9, 12 and 13 (and any other provisions necessary to construe such Sections of the Employment Agreement) shall continue in full force and effect in accordance with their terms; (b) Section 8 of the Employment Agreement shall survive the termination of Executive’s employment with the Company; (c) Section 9 of the Employment Agreement is amended and shall survive for a period of two years from the Effective Date of this Agreement; and (d) and the geographic scope of Executive’s noncompetition and nonsolicitation covenants contained in Section 9 of the Employment Agreement shall be restricted to South Carolina only.

3.	Non-disparagement; Cooperation.
                (a)       Executive will refrain from taking any action or making any statements, written or oral, which are intended to or which disparage the business, goodwill, or reputation of the Company or any its affiliated corporations or their respective directors, officers, executives, or other employees (except to the extent required by applicable law, including under applicable securities laws). The Company shall use its reasonable best efforts to ensure that no member of the Board and none of the Company’s senior executive officers (so long as such officer serves as such) take any action or make any statements, written or oral, which are intended to or which disparage the business, goodwill, or reputation of Executive (except to the extent required by applicable law, including under applicable securities laws).
               (b)       Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) or other legal matter which relates to events occurring during Executive’s employment with the Company or TSFG. The Company agrees to pay reasonable expenses incurred by Executive in fulfilling is obligations under this Section 3(b) of the Agreement, including, but not limited to, reasonable travel and accommodation expenses.

4.            General Release. In exchange for the payments and covenants set forth herein, Executive agrees as follows (this “General Release”):

(a)           On behalf of Executive, his agents, assignees, attorneys, heirs, executors, and administrators, Executive hereby releases TSFG and its predecessors, successors and assigns, its and their current and former parents, affiliates, subsidiaries, divisions, and joint ventures (individually and collectively, for purposes of this paragraph, “TSFG”); and all of their current and former officers, directors, employees, and agents, in their capacity as TSFG representatives (individually and collectively, “Releasees”) from any and all controversies, claims, demands, promises, actions, suits, grievances, proceedings, complaints, charges, liabilities, damages, debts, taxes, allowances, and remedies of any type, including, but not limited to, those arising out of his employment with the Company (individually and collectively, “Claims”) that Executive may have by reason of any matter, cause, act, or omission. This release applies to Claims that Executive knows about and those Executive may not know about occurring at any time on or before the date of execution of this General Release.

(b)           This General Release includes a release of all rights and Claims under, as amended, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Rehabilitation Act of 1973, the Civil Rights Acts of 1866 and 1991, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Equal Pay Act of 1963, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act of 1938, the Older Workers Benefit Protection Act of 1990, the Occupational Safety and Health Act of 1970, the Worker Adjustment and Retraining Notification Act of 1989, and the Sarbanes-Oxley Act of 2002, as well as any other federal, state, or local statute, regulation, or common law regarding employment, employment discrimination, termination, retaliation, equal opportunity, or wage and hour. Executive specifically understands that Executive is releasing Claims based on age, race, color, sex, sexual orientation or preference, marital status, religion, national origin, citizenship, veteran status, disability, and other legally protected categories. This General Release includes a release of any claims based on the treatment of any payments hereunder under Section 409A of the Internal Revenue Code (the “Code”), including specifically any penalties thereunder.

(c)           This General Release also includes a release of any Claims for breach of contract, any tortious act or other civil wrong, attorneys’ fees, and all compensation and benefit claims, including, without limitation, Claims concerning salary, bonus, and any award(s), grant(s), or purchase(s) under any equity and incentive compensation plan or program, and separation pay under any TSFG severance plan.

(d)          Notwithstanding the foregoing, the parties agreement that this Agreement shall not constitute a waiver of prospective or retrospective rights under the Family and Medical Leave Act (“FMLA”) to the extent not permitted by applicable law; provided however, that Executive admits that he has received from the Company all rights and benefits, if any, potentially due to him pursuant to the FMLA. It is the parties’ intent to release all claims, which can legally be released up through the Effective Date, but no more than that.

(e)           Subject to the third sentence of this subparagraph (e), Executive specifically agrees not to attempt to institute any proceedings or pursue any action pursuant to any laws (state, local, or federal) with any agency or in any jurisdiction (state, local, or federal) based on his employment with or termination from the Company, except as required or protected by law. Executive agrees that he will not, in any way, encourage or assist any person or entity (including, but not limited to, any past, present or future employee(s) of the Company to take or participate in any legal or administrative action against the Company, except as otherwise required or protected by law. Executive understands that nothing in the Agreement shall be interpreted or applied in a manner that affects or limits his otherwise lawful ability to bring an administrative charge with the Equal Employment Opportunity Commission or other appropriate state or local comparable administrative agency; however, Executive agrees that he has released the Company from all liability arising from the laws, statutes, and common law listed here (except for the right to challenge the validity of this General Release as set forth below with respect to the ADEA) and, as such, is not and will not be entitled to any monetary or other comparable relief on his own behalf. Nothing in this Agreement shall be interpreted or applied in a manner that affects or limits Executive’s ability to challenge (with a lawsuit or administrative charge) the validity of his release of the Company in this Agreement for age claims under the ADEA (which release is provided for in this Agreement). Other than a challenge to the validity of the release of ADEA claims under this Agreement, Executive has released the Company from all liability with respect to the laws, statutes, and common law listed here, including the ADEA.

(f)         In addition, Executive waives his right to pursue any Claims against the Company and Releasees under any applicable dispute resolution procedure, including any arbitration policy. Executive acknowledges that this General Release is intended to include, without limitation, all Claims known or unknown that Executive has or may have against the

Company and Releasees through the Effective Date of this General Release. Notwithstanding anything herein, Executive expressly reserves and does not release pursuant to this General Release (and the definition of “Claims” will not include) (i) his rights with respect to the enforcement of this Agreement, including the right to receive the payments, benefits and indemnifications specified in this Agreement; (ii) his rights to any vested benefits (including reimbursement of expenses) under any Company employee benefit plans and programs; (iii) any claim arising after the Effective Date of this General Release; and (iv) any rights with respect to any checking, savings, investment and similar accounts with the Company’s banking affiliates.

(g)          Executive acknowledges that Executive has had at least twenty-one (21) calendar days from the date of delivery of this Agreement to consider the terms of this Agreement and this General Release, that he has been advised to consult with an attorney regarding the terms of this General Release prior to executing it, that Executive fully understands all of the terms and conditions of this General Release, that Executive understands that nothing contained herein contains a waiver of claims arising after the date of execution of this General Release, and Executive is entering into this General Release knowingly, voluntarily, and of his own free will. Executive further understands that his failure to sign this General Release and return such signed General Release to the Company on the 22nd day after the Effective Date will render him ineligible for the payments and benefits described herein.

(h)           Executive understands that once Executive signs and returns the Agreement, Executive has seven (7) calendar days to revoke it. Executive may do so by delivering to TSFG written notice of revocation within the seven (7)-day revocation period (the “Revocation Period”). This Agreement and the General Release included herein will become effective on the 8th day after Executive signs and returns it to TSFG (“Effective Date”), provided that Executive has not revoked it during the Revocation Period. EXECUTIVE IS HEREBY ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND THE GENERAL RELEASE INCLUDED HEREIN. EXECUTIVE AFFIRMS THAT EXECUTIVE HAS READ THIS AGREEMENT AND THE GENERAL RELEASE AND UNDERSTANDS ALL OF ITS TERMS.

5.             Miscellaneous.

(a)       Successors. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, or assigns.

(b)          Notices. For the purpose of this Agreement, notices, demands, and all other communications provided for in this Agreement shall be in writing and shall be sent by messenger, overnight courier (confirmation of receipt required), certified or registered mail (postage prepaid and return receipt requested) or by facsimile transmission to the parties at their respective addresses and fax numbers set forth below or to such other address or fax number as to which notice is given. Notices, demands, and other communications shall be deemed given on delivery thereof.

If to Executive:	to Executive’s home address as indicated on the Company’s records

with a copy to :	Sandra Perry, Esq.
2700 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, Indiana 46204
Fax: 317-223-0175
Email: sperry@boselaw.com

If to the Company:	The South Financial Group, Inc.

102 S. Main Street
Greenville, SC 29601
Attention: Chairman and CEO
Fax: 864-255-4780

(c)            Entire Agreement. Any document produced in the course of negotiating the terms of this Agreement shall not be deemed to constitute a part of this Agreement and shall not be used to interpret the terms of this Agreement or the intent of the parties hereto. Neither party is relying upon any representation, understanding, undertaking, or agreement not set forth in this Agreement, and each party expressly disclaims any reliance on any such representation, understanding, undertaking, or agreement. In the event there is a conflict between any provision of this Agreement and any provision of any equity plan, benefit plan, or other agreement, plan, policy or program of the Company or TSFG, the provisions of this Agreement shall control.

(d)            Amendment; Waiver. This Agreement may not be amended, except by mutual written agreement of Executive and the Company and TSFG. No waiver by any party to this Agreement at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Any waiver to be effective must be in writing and signed by the party against whom it is being enforced.

(e)          Tax Matters. The payment of any amount pursuant to this Agreement shall be subject to all applicable withholding and payroll taxes and other applicable deductions. Notwithstanding any provision to the contrary in this Agreement or in any of TSFG equity plans (each, a “Plan”), any payment otherwise required to be made to Executive under any TSFG plan on account of Executive’s “separation from service,” within the meaning of the Section 409A Rules (as defined below), to the extent such payment (after taking into account all exclusions applicable to such payment under the Section 409A Rules) is properly treated as deferred compensation subject to the Section 409A Rules, shall not be made until the first business day after (i) the expiration of six (6) months from the date of Executive’s separation from service, or (ii) if earlier, the date of Executive’s death (the “Delayed Payment Date”). On the Delayed Payment Date, there shall be paid to Executive or, if Executive has died, Executive’s estate, in a single cash lump sum, an amount equal to aggregate amount of the payments delayed pursuant to the preceding sentence. In the case of each Plan under which Executive is entitled to receive amounts treated as deferred compensation subject to the Section 409A Rules and which provides for payment of such amounts in the form of “a series of installment payments”, as defined in Treas. Reg. §1.409A-2(b)(iii), (A) Executive’s right to receive such payments shall be treated as a right to receive a series of separate payments under Treas. Reg. §1.409A-2(b)(iii), and (B) to the extent such Plan does not already so provide, it is hereby amended to so provide, with respect to amounts payable to Executive thereunder. For purposes of this subparagraph, the “Section 409A Rules” shall mean Section 409A of the Code, the regulations issued thereunder, and all notices, rulings, and other guidance issued by the Internal Revenue Service interpreting same. Notwithstanding the foregoing, Executive shall be solely responsible, and the Company and TSFG shall have no liability, for any taxes, acceleration of taxes, interest, or penalties arising under the Section 409A Rules.

(f)           Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)          Construction. Executive and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Executive and the Company, and no presumption or burden of proof shall arise favoring or disfavoring either of them by virtue of the authorship of any of the provisions of this Agreement.

(h)          Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same, instrument.

  (i)            Representations of Executive. Executive represents and warrants to the Company that Executive has read carefully and fully understands the terms of this Agreement, and that Executive has been advised to consult with an attorney and has availed himself of the opportunity to consult with an attorney prior to signing this Agreement. Executive acknowledges that the consideration received hereunder is greater than amounts he would otherwise have been entitled to under the terms of the Agreement. Executive acknowledges and agrees that Executive is executing this Agreement willingly, voluntarily and knowingly, of Executive’s own free will, in exchange for the payments and benefits described herein, and that Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept the terms of this Agreement, other than those set forth herein. Executive will not receive any payments or benefits under this Agreement until the Revocation Period has passed, and then, only if Executive has not revoked this Agreement. Executive acknowledges that this Agreement was delivered to him on June 12, 2008.

End of Page – Signature Page Follows

Executed as of June 12, 2008.

CAROLINA FIRST BANK:	EXECUTIVE:

By: /s/ Mary A. Jeffrey	/s/ Maurice J. Spagnoletti

Its:   Executive Vice President

THE SOUTH FINANCIAL GROUP, INC.

By: /s/ Mary A. Jeffrey

Its:  Executive Vice President